UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Alkame Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	98-0661455
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

3651 Lindell Road, Suite D #356 Las Vegas, NV 89103
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12 (b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X ]

Securities Act registration statement file number to which this form relates: Form S-1, File No. 333-175044

Common Stock, par value $0.001 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.001n per share, (the “Common Stock” of Alkame Holdings, Inc., a Nevada corporation (the “Company”), is qualified in its entirety by reference to the full text of the Certificate of Incorporation and Bylaws of the Company, which are set forth as Exhibits 3.1 and 3.2 respectively, to this registration Statement on Form 8-A and are incorporated herein by reference.

A description of the Common Stock of the Company is set forth under “Description of Securities” in the Company’s Registration Statement on Form S-1, filed with the U.S. Securities and Exchange Commission on June 21, 2011 and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Document Description
2.1	Agreement of Merger and Plan of Merger (4)
3.1	Articles of Incorporation (1)
3.2	Bylaws (1)
3.3	Certificate of Amendment (2)
3.4	Certificate of Change (2)
3.3	Certificate of Amendment, dated July 8, 2013 (5)
3.4	Certificate of Designation, dated July 8, 2013 (5)
3.5	Amendment to Certificate of Designation After Issuance of Class or Series §78.1955 (6)
3.6	Certificate of Amendment (7)
3.7	Certificate of Change (7)
3.8	Certificate of Amendment, dated January 24, 2014 (8)
3.9	Certificate of Designation, dated January 24, 2014 (8)
3.10	Certificate of Designation, dated January 24, 2014 (8)
10.1	Referral Agreement with Vitaliy Akimov incorporated by to Form S-1 filed June 21, 2011 (1)
10.3	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (3)
10.4	Distributorship Agreement, dated June 20, 2012 (4)
10.5	Addendum to Distributorship Agreement, dated June 25, 2012 (4)
10.6	Second Addendum to Distributorship Agreement, dated June 24, 2013 (4)
10.7	Stock Purchase Definitive Agreement (9)

1.	Incorporated by reference to the Registration Statement on Form S-1 filed on June 21, 2011.
2.	Incorporated by reference to the Current Report on Form 8-K filed on February 26, 2013.
3.	Incorporated by reference to the Current Report on Form 8-K filed on May 3, 2013.
4.	Incorporated by reference to the Current Report on Form 8-K filed on June 26, 2013.
5.	Incorporated by reference to the Current Report on Form 8-K filed on July 10, 2013.
6.	Incorporated by reference to the Current Report on Form 8-K filed on October 15, 2013.
7.	Incorporated by reference to the Current Report on Form 8-K filed on January 8, 2014.
8.	Incorporated by reference to the Current Report on Form 8-K filed on January 27, 2014.
9.	Incorporated by reference to the Current Report on Form 8-K filed on April 22, 2014.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALKAME HOLDINGS, INC.

By:	/s/ Robert Eakle
Robert Eakle
Chief Executive Officer, President, and Director
(Principal Executive Officer and Principal Accounting Officer)

Date:	August 18, 2014

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